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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements listed below of Marathon Oil Corporation of our reports dated February 15, 2002, relating to the financial statements and financial statement schedule, which appear in this Form 10-K:

On Form S-3:                  Relating to:

   File No.     33-57997      Dividend Reinvestment Plan
               333-56867      USX Corporation Debt Securities, Preferred
                              Stock and Common Stock
               333-88947      Dividend Reinvestment and Direct Stock Purchase
                              Plan
               333-88797      Marathon Oil Corporation Debt Securities,
                              Preferred Stock and Common Stock

On Form S-8:                  Relating to:

   File No.     33-41864      1990 Stock Plan
                33-56828      Marathon Oil Company Thrift Plan
               333-29699      1990 Stock Plan
               333-29709      Marathon Oil Company Thrift Plan
               333-52751      1990 Stock Plan
               333-86847      1990 Stock Plan


PricewaterhouseCoopers LLP
Pittsburgh, PA
March 11, 2002